UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2015

AMERI Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26460	95-4484725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Menlo Park Drive, Edison, New Jersey		08837
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (732) 243-9250

Spatializer Audio Laboratories, Inc. 53 Forest Avenue, First Floor, Old Greenwich, Connecticut 06870
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02	Unregistered Sales of Equity Securities.

Item 5.01	Changes in Control of Registrant.

Item 5.02	Departure of Directors or Certian Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certian Officers.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Overview

On May 26, 2015, we completed a “reverse merger” transaction, in which we caused Ameri100 Acquisition, Inc., a Delaware corporation and our newly-created, wholly-owned subsidiary, to be merged with and into Ameri and Partners Inc. (dba Ameri100), a Delaware corporation (“Ameri & Partners”) (the “Merger”).  As a result of the Merger, Ameri & Partners became our wholly-owned subsidiary with Ameri & Partners’ former stockholders acquiring a majority of the outstanding shares of our common stock.  The Merger was consummated under Delaware law, pursuant to an Agreement of Merger and Plan of Reorganization, dated as of May 26, 2015 (the “Merger Agreement”).  Concurrently with the closing of the Merger, we issued a 5% Unsecured Convertible Note due May 26, 2017, in the principal amount of $5,000,000 (the “Convertible Note”), together with a warrant to purchase shares of our common stock (the “Warrant”), in a private placement (the “Private Placement”) to Lone Star Value Investors, LP (“Lone Star Value”), pursuant to the terms of a Securities Purchase Agreement, dated as of May 26, 2015 (the “Securities Purchase Agreement”).  Prior to the Merger, Lone Star Value was our majority shareholder.  Lone Star Value has the right to designate three of our seven directors, as described below.

Immediately prior to the closing of the Merger, a Certificate of Amendment of our Certificate of Incorporation became effective to (i) change our corporate name to AMERI Holdings, Inc., (ii) effectuate a 1-for-17.61 reverse stock split of our outstanding shares of common stock, and (iii) decrease the total number of shares of common stock authorized to be issued from 300,000,000 shares to 100,000,000 shares.  These amendments were approved by all members of our Board of Directors and by the holder of a majority of our outstanding common stock by written consent.  An Information Statement on Schedule 14C notifying our stockholders of action taken by written consent was mailed to stockholders (of record on May 5, 2015) on May 6, 2015.  A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and incorporated herein in its entirety by reference.

As a result of the reverse stock split, we had approximately 875,000 outstanding shares of common stock prior to the issuance of shares of common stock in the Merger.

Effective May 26, 2015, our trading symbol on the OTCQB marketplace was temporarily changed to “SPZRD” from “SPZR.”  This temporary trading symbol will be replaced by FINRA within 20 business days after the closing of the Merger with a symbol reflecting the new name of the company.

As a result of the Merger, we are now a next generation technology-management solutions firm.  We have built products and services to assist global 2000 companies by architecting and delivering the best technology solutions enabling customers to transform their business processes.  We have built a new method of measuring the effectiveness of technology deployments across large and medium size companies.  Through acquisitions, we have built deep consulting expertise in business process management and enterprise resource planning particularly surrounding SAP software and technology.

We are filing this current report on Form 8-K for the purpose of providing summary information regarding the Merger and the Private Placement.  We expect to file a more complete Form 8-K setting forth the information required by Items 1.01, 2.01, 3.02, 4.01, 5.01, 5.02, 5.03 and 9.01 of that Form within the time periods permitted by Form 8-K.

Merger Agreement

On May 26, 2015, we, our acquisition subsidiary and Ameri & Partners entered into the Merger Agreement. On May 26, 2015, our acquisition subsidiary was merged with and into Ameri & Partners, with Ameri & Partners surviving as our wholly-owned subsidiary.  The Merger Agreement specified that each share of common stock of Ameri & Partners would be converted into our common stock.

On the closing date of the Merger, we issued 11,625,000 shares of common stock to holders of Ameri & Partners shares, representing 90% of the outstanding common stock following the completion of the Merger. Following the Merger, all of our business operations will be conducted through our wholly-owned subsidiary Ameri & Partners.  Prior to the Merger, there were no material relationships between our company and Ameri & Partners, any of their respective affiliates, directors or officers, or any associates of their respective officers or directors. All of our liabilities were settled and paid in full prior to the Merger.  The consideration exchanged in the Merger was determined as a result of arm’s-length negotiation among the parties.

Ameri India Agreement

As part of the transaction, we purchased 24.9% of the outstanding shares of common stock of Ameri Consulting Service Private Limited, a corporation organized under the laws of India which is owned by Giri Devanur and Srinidhi “Dev” Devanur (“Ameri India”), for aggregate consideration consisting of $1.00 and the consideration being furnished by us to the stockholders of Ameri & Partners under the Merger Agreement, pursuant to the terms of a Stock Purchase Agreement, dated as of May 26, 2015, by and between us and Messrs. Devanur.  Subject to obtaining various regulatory approvals for foreign ownership required under India’s Foreign Exchange Management Act, we have agreed to purchase the remaining 75.1% of the outstanding shares of Ameri India for similar consideration.

Changes Resulting from the Merger

We intend to carry on Ameri & Partners’ business as our sole line of business.  Ameri & Partners counts itself among the global leaders in consulting and technology solutions, with headquarters in Edison, New Jersey and development offices in Prune and Bangalore, India.  We have relocated our principal executive offices to those of Ameri & Partners at 100 Menlo Park Drive, Edison, New Jersey 08837.  Our new telephone number is (732) 243-9250, our fax number is (732) 243-9254 and our website is located at www.ameri100.com.  The contents of Ameri & Partners’ website are not part of this report and should not be relied upon with respect thereto.

Pre-merger stockholders of our company will not be required to exchange their existing Spatializer Audio Laboratories, Inc. stock certificates for certificates of AMERI Holdings, Inc., since the OTC Markets Group will consider the existing stock certificates as constituting “good delivery” in securities transactions subsequent to the Merger.

Expansion of Board of Directors; Management

Under the Merger Agreement, at the closing of the Merger, the number of members on our board of directors (the “Board”) was increased from two to four directors, and Jeffrey E. Eberwein and Giri Devanur were appointed to serve in the vacancies created by this expansion of the Board. Upon compliance with Section 14(f) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 14f-1 under the Exchange Act, under the Merger Agreement, the number of directors on the Board will be increased to seven members, and Srinidhi “Dev” Devanur, Dr. Arthur M. Langer and Dr. Robert Rosenberg, former directors or advisory board members of Ameri & Partners, will be appointed to our Board, along with two additional directors designated by Lone Star Value, Dimitrios J. Angelis and Robert G. Pearse.  In connection with the appointment of these directors, Kyle Hartley and Hannah M. Bible, our directors prior to the Merger, will resign as directors.  At the closing of the Merger, the Board appointed Jeffrey E. Eberwein as non-executive Chairman of the Board, Srinidhi “Dev” Devanur as executive Vice Chairman of the Board, Giri Devanur as President and Chief Executive Officer, Srirangan “Ringo” Rajagopal as Executive Vice President - Client Relations, and Brunda Jagannath as Vice President - Finance, each of whom served in a similar position with Ameri & Partners (except for Mr. Eberwein). At the same time, Kyle Hartley resigned as an officer.

All directors hold office until the expiration of their respective term, in 2016, 2017 or 2018, at each year’s annual meeting of stockholders and the election and qualification of their successors.  Officers are elected annually by the Board and serve at the discretion of the Board.

Following the closing of the Merger and the Private Placement, the Board anticipates approving the grant of stock options to purchase shares of our common stock, including initial grants of stock options to non-management directors serving on the Board.

Accounting Treatment; Change of Control

The Merger is being accounted for as a “reverse merger,” since the former stockholders of Ameri & Partners own a majority of the outstanding shares of our common stock immediately following the Merger. No arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our Board and, to our knowledge, no other arrangements exist that might result in a change of control in the future. As a result of the issuance of the 11,625,000 shares of our common stock and the change in the majority of our directors, which will become effective upon compliance with Section 14(f) of the Exchange Act and Rule 14f-1 under the Exchange Act, a change in control occurred on the date of the consummation of the Merger. Following the closing, we will continue to be a “smaller reporting company,” as defined under the Exchange Act.

Concurrent Private Placement

For the purpose of financing the ongoing business and operations of our company following the Merger, on May 26, 2015, we completed the Private Placement, issuing the Convertible Note in the principal amount of $5,000,000, together with the Warrant, pursuant to the terms of the Securities Purchase Agreement with Lone Star Value.  The Convertible Note is unsecured and will become due on May 26, 2017, the second anniversary of the issue date.  Prior to maturity, the Convertible Note will bear interest at 5% per annum, with interest being paid semiannually on the first day of each of the first and third calendar quarters.  From and after an event of default and for so long as the event of default is continuing, the Convertible Note will bear default interest at the rate of 10% per annum.  The Convertible Note can be prepaid by us at any time without penalty.

The Convertible Note is convertible into shares of our common stock at a conversion price of $1.80 per share, or an aggregate of 2,777,778 shares of common stock, subject to adjustment under certain circumstances.  The Convertible Note ranks senior to all of our other obligations, except for trade payables in the ordinary course of business, purchase money asset financing and any inventory or receivables-based credit facility that we may obtain in the future, provided that the amount of the credit facility does not exceed 50% of eligible inventory and 80% of eligible receivables.  The Convertible Note also includes certain negative covenants including, without Lone Star Value’s approval, restrictions on debt and security interests, mergers and the purchase and sale of assets, dividends and other restricted payments, and investments.

The Warrant issued in the Private Placement gives Lone Star Value the right to purchase up to 2,777,777 shares of common stock (equivalent to 100% warrant coverage in respect of the shares underlying the Convertible Note) at an exercise price equal to $1.80 per share.  The Warrant may be exercised on a cashless-exercise basis, meaning that, upon exercise, the holder would make no cash payment to us, and would receive a number of shares of our common stock having an aggregate value equal to the excess of the then-current market price of the shares issuable upon exercise of the Warrant over the exercise price of the Warrant.  The Warrant will expire on May 26, 2020.

The Convertible Note and the Warrant issued in the Private Placement were issued under the exemption under Section 4(2) of the Securities Act of 1933, as amended.

We received gross proceeds from the Private Placement of $5,000,000.  No placement agent or other financial intermediary was engaged or compensated in connection with the Private Placement.

After the closing of the Merger and the Private Placement, we currently have outstanding approximately 12,500,070 shares of common stock, as well as the Convertible Note, which is convertible into 2,777,778 shares of common stock, and the Warrant, which is exercisable into 2,777,777 shares of common stock at an exercise price of $1.80 per share.  We have also adopted the 2015 Equity Incentive Award Plan under which 2,000,000 shares of common stock through stock options and other awards may be granted.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this report.

2.1	Agreement of Merger and Plan of Reorganization, dated as of May 26, 2015, among Spatializer Audio Laboratories, Inc., Ameri100 Acquisition, Inc. and Ameri & Partners Inc.

3.1	Certificate of Amendment of Certificate of Incorporation of Spatializer Audio Laboratories, Inc.

99.1	Press Release issued by AMERI Holdings, Inc. on May 26, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2015	AMERI HOLDINGS, INC.

	By:	/s/ Giri Devanur
Giri Devanur
President and Chief Executive Officer